SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549


          ------------------------------------------------------



                                 FORM 8-K



                              CURRENT REPORT



                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934



                               July 10, 2000
          ------------------------------------------------------
                      (Date of earliest event report)


                           WEYERHAEUSER COMPANY
          ------------------------------------------------------
             (Exact name of registrant as specified in charter)


           Washington                   1-4825           91-0470860
           ----------                   ------           ----------
        (State or other              (Commission        (IRS Employer
        jurisdiction of              File Number)       Identification
        incorporation or                                    Number)
        organization)


                       Federal Way, Washington 98063
          ------------------------------------------------------
                  (Address of principal executive offices)
                                (zip code)


            Registrant's telephone number, including area code:
                              (253) 924-2345

Item 5.  Other Events

On July 10, 2000, Weyerhaeuser Company issued a press release stating the following:


"FEDERAL WAY, Wash.-- Weyerhaeuser Company today announced that it would take an after-tax charge of $82 million during the second quarter to cover estimated costs of a nationwide class action settlement and claims related to hardboard siding. The settlement is subject to court approval and other conditions in the agreement. Weyerhaeuser expects the court to complete its review of the settlement in the fourth quarter.

'This is a claims-based settlement, which means that the claims will be paid as submitted over a nine-year period,' said Robert A. Dowdy, vice president and general counsel. 'An independent adjuster will review each claim submitted and determine if it qualifies for payment under terms of the settlement agreement. A small percentage of property owners with Weyerhaeuser siding have previously submitted claims under the company's warranty program. This proposed settlement will benefit the company by ending the uncertainty and expense of defending class action litigation.'

Weyerhaeuser will hold a conference call for analysts on July 10 at 8:30 a.m. PDT to discuss the settlement. To access that call, participants should dial 877-461-2816 or 416-695-9757 prior to the scheduled start time. There will be a replay available for 24 hours starting at 9:30 a.m. PDT on July 10. The replay may be accessed by calling 888-509-0082 or 416-695-9768. No conference ID code is required.

Weyerhaeuser Company (NYSE: WY), one of the world's largest integrated forest products companies, was incorporated in 1900. In 1999, sales were $12.3 billion. It has offices or operations in 13 countries, with customers worldwide. Weyerhaeuser is principally engaged in the growing and harvesting of timber; the manufacture, distribution and sale of forest products; and real estate construction, development and related activities.

                                   # # #
____________________________________________________________________
Statements contained in this press release concerning the company's future results and performance are forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The accuracy of such statements is subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those projected, including, but not limited to, the effect of general economic conditions, including the level of interest rates and housing starts; market demand for the company's products; the effect of forestry, land use, environmental and other governmental regulations; the risk of losses from fires, floods and other natural disasters; and the company's ability to execute its business plans, including its transition plans for the MacMillan Bloedel and TJ International acquisitions. The company is also a large exporter and is affected by changes in economic activity in Europe and Asia, particularly Japan, and by changes in currency exchange rates and restrictions on international trade. These and other factors that could cause or contribute to actual results differing materially from such forward looking statements are discussed in greater detail in the company's Securities and Exchange Commission filings."

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        WEYERHAEUSER COMPANY

                                   By   /s/ K.J. Stancato
                                        -----------------------------
                                   Its: Vice President and Controller
Date:  July 10, 2000